Exhibit 10.2

SPIN-OFF AGREEMENT

THIS SPIN-OFF AGREEMENT (this “Agreement") is executed as of July 23, 2021, by the undersigned Seller ("Seller"), and undersigned Purchaser ("Purchaser") wherein 100% of the membership units of Xceptor LLC, a wholly owned subsidiary of the Seller (“Xceptor"), are being sold pursuant to the terms and conditions set forth below:

1. Membership Units to be Sold by Seller: 100% of the issued and outstanding membership units of Xceptor (the “Units”).

2. Unit Ownership and Sale. The Seller is the owner of the Units free and clear of any encumbrances. The Seller has full and complete right to sell the Units. The transaction shall be consummated when the purchase funds and the necessary transfer documents have been delivered to the respective parties.

3. Purchase Price. The aggregate purchase price for the Units is $1.00 (the “Purchase Price”), which shall be conveyed at or around the Closing (as hereinafter defined).

4. Voluntary Nature of Transaction. The sale of the Units by the Seller to the Purchaser is made freely and voluntarily by the Seller. The Seller, in selling the Units to the Purchaser, is not acting under fraud, duress, menace or undue influence. The Seller makes no representations as to the value of the stock or financial condition of the Company.

5. Termination of Palumbo License. At the Closing (as hereinafter defined), that certain Technology License Agreement entered into by and between Purchaser and Seller dated April 29, 2019 (the “Palumbo License Agreement”) shall be terminated and the Seller shall assign all rights to the underlying Intellectual Property (as defined in the Palumbo License Agreement) to the Purchaser.

6. Concurrent Agreements; Appointment and Resignations. The sale of the Units by the Seller to the Purchaser contemplated by this Agreement is conditioned upon (1) the concurrent satisfaction of the obligations of the parties under (a) the Technology License Agreement, attached hereto as Exhibit A and incorporated herein by reference (the “License Agreement”); and (b) the Change-in-Control Agreement by and between Seller and Jonathan Sweetser, attached hereto as Exhibit B and incorporated herein by reference (the “Change-in-Control Agreement”); (2) effectuating a change in the corporate name as determined in the Change-in-Control Agreement; and (3) the resignation of the existing officers and director of the Company and the appointment of new officers and directors of the Company shall be appointed as determined in the Change-in-Control Agreement (collectively, the “Related Transactions”).

7. Closing; Consents, Approval and Compliance. The Closing of this Agreement (the “Closing”) is conditioned upon (1) obtaining all necessary consents and approvals from the Board of Directors of the Seller and its shareholders necessary to effectuate the sale of the Units by the Seller as well as the Related Transactions; (2) the completion of all actions necessary to comply with applicable law in order to effectuate the sale of the Units as well as the Related Transactions; and (3) obtaining requisite approval from the SEC, FINRA and the Secretary of State of Delaware, respectively, of the Related Transactions as necessary and appropriate.

SIGNATURES

IN WITNESS WHEREOF, the undersigned executes this Agreement as of the date set forth above.

SELLER:		PURCHASER:

Signature:	/s/ Mark Palumbo	Signature:	/s/ Mark Palumbo

By:	Mark Palumbo	By:	Mark Palumbo

Title:	Chief Executive Officer

Entity Name:	CannAssist International Corp.

EXHIBIT A

TECHNOLOGY LICENSE AGREEMENT

EXHIBIT B

CHANGE-IN-CONTROL AGREEMENT